Exhibit 3.2

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # E0211182005-4 Document Number: 20050118413-05 Date Filed: 4/12/2005 1:21:10 PM In the office of /s/ Dean Heller Dean Heller Secretary of State

Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company:	APLUS INTERNANTIONAL LTD
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	POWER POINT MANAAGEMENT LTD.
Name
	3305 W SPRING MOUNTAIN RD #48	LAS VEGAS	NEVADA	89102
	Physical Street Address	City		Zip Code

	Additional Mailing Address	City	State	Zip Code
3. Dissolution Date: (OPTIONAL see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (check one)	Company shall be managed by: ☐ Manager(s) OR ☒ Member(s)
5. Name and Address of each Manager or Managing Member: (attach additional pages as necessary)	SU, YAO-TING
Name
	3305 W SPRING MOUNTAIN RD	LAS VEGAS	NEVADA	891021
	Address	City	State	Zip Code

Name

	Address	City	State	Zip Code

Name

	Address	City	State	Zip Code
6. Names, Addresses and Signature of Organizers: (if more than one organizer attach additional page)	POWER POINT MANAAGEMENT LTD.
Name
	Signature	ILLEGIBLE
	3305 W SPRING MOUNTAIN RD	LAS VEGAS	89102	89102
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named limited-liability company.
ILLEGIBLE
	Authorized Signature of R. A. or On Behalf of R.A. Company	Date	APR-11-05

This form must be accompanied by appropriate fees. See attached fee schedule.